SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 15, 2003

LAKELAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	33-27312	22-2953275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 697-2000

Item 5. Other Events and Regulation FD Disclosure

On December 15, 2003, Lakeland Bancorp, Inc. (the “Company”) completed the issuance of $25.0 million in trust preferred securities, through a pooled offering with Bear Stearns & Co. Inc. and STI Investment Management, Inc. issued through Lakeland Bancorp Capital Trust III, a newly formed subsidiary of the Company. The trust preferred securities mature in thirty years and interest is paid quarterly at a fixed rate of 7.535% for the first ten years and then at a floating rate of three month LIBOR plus 285 basis points. The securities are redeemable, at the issuer’s option, after five years, or earlier if certain unforeseen regulatory events occur. The proceeds of such issuance will be used for general corporate purposes and to fund the cash portion of the pending acquisition of Newton Financial Corporation. Copies of the operative documents are attached as exhibits to this Current Report on Form 8-K.

In addition, attached as exhibits to this Current Report on Form 8-K are copies of the operative documents in connection with two similar trust preferred transactions completed on June 18, 2003.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1 – Amended and Restated Declaration of Trust dated and effective as of December 15, 2003, by the Trustees (as defined therein), the Administrators (as defined therein), the Sponsor (as defined therein) and the holders from time to time of undivided beneficial interests in the assets of the Trust (as defined therein) to be issued pursuant to this Declaration

Exhibit 99.2 – Indenture dated as of December 15, 2003, between Lakeland Bancorp, Inc. and Wells Fargo Bank, National Association

Exhibit 99.3 – Purchase Agreement dated as of December 11, 2003, among Lakeland Bancorp Capital Trust III, Lakeland Bancorp, Inc., Bear, Stearns & Co. Inc. and STI Investment Management, Inc.

Exhibit 99.4 – Guarantee Agreement dated as of December 15, 2003, executed and delivered by Lakeland Bancorp, Inc. and Wells Fargo Bank, National Association for the benefit of the Holders (as defined therein) from time to time of the Capital Securities (as defined therein) of Lakeland Bancorp Capital Trust III

Exhibit 99.5 – Amended and Restated Declaration of Trust dated and effective as of June 18, 2003, by the Trustees (as defined therein), the Administrators (as defined therein), the Sponsor (as defined therein) and the holders from time to time of undivided beneficial interests in the assets of the Trust (as defined therein) to be issued pursuant to this Declaration

Exhibit 99.6 – Indenture dated as of June 18, 2003, between Lakeland Bancorp, Inc. and Wells Fargo Bank, National Association

Exhibit 99.7 – Purchase Agreement dated as of June 9, 2003, among Lakeland Bancorp Capital Trust I, Lakeland Bancorp, Inc. and Bear, Stearns & Co. Inc.

Exhibit 99.8 – Guarantee Agreement dated as of June 18, 2003, executed and delivered by Lakeland Bancorp, Inc. and Wells Fargo Bank, National Association for the benefit of the Holders (as defined therein) from time to time of the Capital Securities (as defined therein) of Lakeland Bancorp Capital Trust I

Exhibit 99.9 – Amended and Restated Declaration of Trust dated as of June 18, 2003, among (i) Lakeland Bancorp, Inc., (ii) The Bank of New York, (iii) The Bank of New York (Delaware), (iv) Roger Bosma, an individual, Joseph F. Hurley, an individual, and Rita A. Myers, an individual, as administrative trustees and (v) the several Holders, as thereinafter defined

Exhibit 99.10 – Junior Subordinated Indenture, dated as of June 18, 2003, between Lakeland Bancorp, Inc. and The Bank of New York

Exhibit 99.11 – Purchase Agreement dated as of June 18, 2003, among Lakeland Bancorp, Inc., Lakeland Bancorp Capital Trust II and Trapeza CDO III, LLC

Exhibit 99.12 – Guarantee Agreement dated as of June 18, 2003, executed and delivered by Lakeland Bancorp, Inc. and The Bank of New York for the benefit of the Holders (as defined therein) from time to time of the Preferred Securities (as defined therein) of Lakeland Bancorp Capital Trust II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Roger Bosma
Roger Bosma
President and Chief Executive Officer

Dated: December 31, 2003